Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 6, 2026, relating to the consolidated financial statements of Cantor Equity Partners II, Inc., as of December 31, 2025 and 2024 and for the years then ended, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.
/s/ WithumSmith+Brown, PC
New York, New York
July 30, 2026

Updated Dec. 3, 2020	Page 1 of 1